Exhibit 10.6
PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated as of February 18, 2011, by and between Organic Alliance, Inc., a Nevada corporation (“Seller”), and Parker Booth (“Purchaser”).

WHEREAS, Purchaser has provided an interest-bearing loan to Seller in the original principal amount of $228,794, as evidenced by that certain promissory note dated November 1, 2010 (the “Note”);

WHEREAS, as of the date hereof, the total amount due and payable to Seller under the Note is $231,514.44 (the “Debt”);

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 3,858,574 shares (the “Shares”) of Seller’s common stock, par value $0.0001 (the “Common Stock”), for a purchase price of $0.06 per share.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

1.           Purchase and Sale of Shares.  Seller hereby issues, sells, conveys, and transfers the Shares to Purchaser, and Purchaser hereby purchases the Shares from Seller.  As full payment for the Shares, Purchaser hereby cancels the entire Debt.

2.           Representations and Warranties of Seller.  Seller hereby represents and warrants to Purchaser as follows:

(a)           Authority; Binding Obligation.  Seller has the corporate power and authority to enter into this Agreement, to perform Seller’s obligations hereunder, and to consummate the transactions contemplated hereby.  This Agreement constitutes the legal, valid, binding and enforceable obligation of Seller.

(b)           Corporate Power.  The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller.

3.           Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller as follows:

(a)           Capacity; Binding Obligation.  Purchaser has the capacity to enter into this Agreement, to perform Purchaser’s obligations hereunder, and to consummate the transaction contemplated hereby.  This Agreement constitutes the legal, valid, binding and enforceable obligation of Purchaser.

(b)           Restricted Securities.  Purchaser understands that (a) the sale of the Shares pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of an exemption from the registration requirements of the Securities Act, (b) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration (and Seller has no present intention of registering any disposition of the Shares), (c) the certificates evidencing the Shares shall bear a legend to such effect, (d) Seller will make a notation on its transfer books to such effect, and (e) Seller may require a legal opinion of the Purchaser’s counsel with respect to unregistered transfers.

(c)           Accredited Investor.  Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(d)           Legend.  Purchaser understands that any certificates evidencing the Shares will bear substantially the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE STATUTES. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (ii) AN EXEMPTION FROM REGISTRATION EXISTS UNDER THE ACT (OR REGULATIONS PROMULGATED THEREUNDER) AND APPLICABLE STATE SECURITIES LAWS AND SUCH EXEMPTION IS APPLICABLE THERETO.”

(e)           Investment Purposes.  The Shares will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Purchaser further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any shares of the Shares.

(f)           Awareness of Seller’s Performance.  Purchaser acknowledges that (i) he has received or has had full access to all the information Purchaser considers necessary or appropriate to make an informed decision with respect to the purchase of the Shares pursuant to this Agreement, and (ii) he has had an opportunity to ask questions and receive answers from Seller regarding Seller’s financial performance and to obtain additional information (to the extent Seller possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Purchaser or to which Purchaser had access.

(g)           Investment Decision.  Purchaser acknowledges that no federal or state agency has made any findings or determination as to the fairness of the terms of this transaction for investment or any recommendations or endorsement of the Shares.  In making an investment decision, Purchaser has relied on his own examination of Seller and the terms of the transaction, including the merits and risks involved.

4.           Indemnification.

(a)           By Seller.  Seller shall indemnify, defend and hold harmless Purchaser from and against any and all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and reasonable attorneys’ fees, disbursements and related charges) (collectively, “Losses”) arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of Seller contained in this Agreement.

(b)           By Purchaser.  Purchaser shall indemnify, defend and hold harmless Seller from and against any and all Losses arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of Purchaser contained in this Agreement.

5.           Miscellaneous.

(a)           Further Assurances.  Seller and Purchaser shall cooperate fully with each other in connection with the steps required to be taken as part of their respective obligations under this Agreement and shall, at any time and from time-to-time after the date hereof, upon the request of the other, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required to satisfy and perform the obligations of such party hereunder.

(b)           Governing Law; Jurisdiction.  The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of California, without giving effect to its principles of conflicts of laws.  All parties hereto hereby consent to the exclusive jurisdiction of all courts in Monterey County, California.

(c)           Expenses.  Each party shall pay such party’s own expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and the consummation of the transactions contemplated hereby and any other costs and expenses incurred by such party.

(d)           Notices.  Any notice or other communication under this Agreement shall be in writing and shall be considered given when (i) delivered personally, (ii) delivered electronically or by facsimile subject to telephonic or written confirmation of receipt, (iii) one business day after being sent by a major overnight courier for next business day delivery, or (iv) five days after being mailed by registered air mail, to the parties at such address as a party may specify from time to time.

(e)           Entire Agreement; Amendment; Waiver.  This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other understandings and negotiations with respect to such subject matter.  Neither party has been induced to enter into this Agreement by, nor is either party relying upon, any representation or warranty other than those expressly set forth in this Agreement.  This Agreement may be amended only in a writing signed by each party.  Any provision of this Agreement may be waived only in a writing, which writing may be signed only by the party granting such waiver.

(f)           Severability; Interpretation.  In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or affecting the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)           No Third-Party Beneficiaries; Assignment.  This Agreement is for the sole benefit of the parties hereto, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, any legal or equitable rights hereunder.  Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned or delegated by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

(h)           Counterparts.  This Agreement may be executed in any number of counterparts (which may be delivered by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i)           Survival.  The representations, warranties, covenants and agreements of Seller and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the transaction contemplated hereby.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Organic Alliance, Inc.

By:____________________________ Name:__________________________ Title:___________________________ ________________________ Parker Booth